United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2018

NorthWest Indiana Bancorp
(Exact name of registrant as specified in its charter)

Indiana	000-26128	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue Munster, Indiana 46321
(Address of principal executive offices)

(219) 836-4400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2017, NorthWest Indiana Bancorp (the “Bancorp”) and its bank subsidiary, Peoples Bank SB (the “Bank”), entered into an Employment Agreement (the “Employment Agreement”) with Mr. Benjamin J. Bochnowski, the President and Chief Executive Officer of the Bancorp and the Bank. On July 27, 2018, the Bancorp and the Bank entered into a First Amendment to Employment Agreement (the “Amendment”) with Mr. Bochnowski. The Amendment amends Section 6(b) of the Employment Agreement to provide Mr. Bochnowski with additional vacation leave. Except for the change to Section 6(b), all other terms and conditions of the Employment Agreement remain the same.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the terms of the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibit.

The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement between NorthWest Indiana Bancorp, Peoples Bank SB, and Benjamin J. Bochnowski dated August 1, 2017 (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed with the SEC on August 4, 2017).
10.2	First Amendment to Employment Agreement between NorthWest Indiana Bancorp, Peoples Bank SB, and Benjamin J. Bochnowski dated as of July 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWest Indiana Bancorp
Date: July 30, 2018

	By:	/s/ Robert T. Lowry
Printed Name: Robert T. Lowry
Title: Executive Vice President, Chief Financial Officer and Treasurer